Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION TO SUCH ACT.

                             STOCK PURCHASE WARRANT
                  TO PURCHASE 800,000 SHARES OF COMMON STOCK OF
                                  E-LOAN, INC.

THIS CERTIFIES that, for value received, MERRILL LYNCH MORTGAGE CAPITAL INC. (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time in whole or in part during the period beginning at the open of business on December 1, 2002 and ending at the close of business on June 1, 2005, to subscribe for and purchase, from E-LOAN, INC., a Delaware corporation (the "Company"), Eight Hundred Thousand (800,000) shares of Common Stock, par value $0.001 per share ("Common Stock"). The purchase price of each share of Common Stock under this Warrant shall be equal to One and Two Hundred Eighteen Thousanths Dollars ($1.218) (as such purchase price may be adjusted from time to time pursuant to the terms of this Warrant, the "Purchase Price"). The purchase price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein.

1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto and properly endorsed.

2. EXERCISE OF WARRANT. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at the times specified in the first paragraph hereof, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed at the office of the Company, in Dublin, California (or such other office or agency of the Company as it may have designated by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Purchase Price of the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the Purchase Price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

Certificates for shares purchased hereunder shall be delivered to the holder hereof within ten (10) business days after the date on which this Warrant shall have been exercised as aforesaid.

The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Notwithstanding any provisions herein to the contrary, if, at the time of exercise of this Warrant, the fair market value of one share of the Company's Common Stock is greater than the per share Purchase Price of this Warrant, in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise Form annexed hereto in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B)
    ------
      A

Where  X =   the number of shares of Common Stock to be issued to the holder

       Y = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

       A =   the fair market value of one share of the Company's Common Stock

       B = per share Purchase Price of this Warrant (as adjusted pursuant to Section 11 hereof to the date of such calculation)

For purposes of the above calculation, "fair market value" of a share of Common Stock as of a particular date shall mean:

(i) The average of the closing prices (as listed on the NASDAQ National Market (or such other exchange on which the shares are listed) and reported in The Wall Street Journal) of the Common Stock over the ten-day period ending on the last trading day of the Common Stock three trading days prior to the date of such calculation and including such last trading day as one of the ten days; and

(ii) If there ceases to be a public market for the Common Stock, the Investor, on the one hand, and the Company, on the other hand, shall, within thirty (30) days, jointly appoint a qualified, independent, appraiser of recognized national standing and experienced in the valuation of shares of companies similar to the Company (a "Qualified Appraiser") to determine the fair market value of shares deliverable pursuant to this Warrant. In the event that within such thirty (30) day period, the Investor and the Company cannot agree on a mutually satisfactory Qualified Appraiser, then the Investor, on the one hand, and the Company, on the other hand, shall be entitled to select an independent appraiser of recognized national standing (the "Investor Appraiser" and the "Company Appraiser," respectively) each of whom shall render an appraisal (the "Investor Appraisal" and the "Company Appraisal," respectively) to the Investor and the Company as to the fair market value of the shares deliverable pursuant to this Warrant, and the average of such fair market value calculations as determined by each of the Investor Appraiser and the Company Appraiser shall be deemed to be the fair market value of the shares exercisable under this Warrant; provided, however, that in the event there is a ten percent (10%) or greater difference between the Investor Appraisal and the Company Appraisal, the Investor Appraiser and the Company Appraiser shall in turn select a third appraiser of recognized national standing (the "Independent Appraiser") to determine the fair market value, which appraisal shall be final and binding. The fees and expenses of the Company Appraiser shall be borne by the Company. The fees and expenses of the Investor Appraiser shall be borne by the Investor. The fees and expenses of the Independent Appraiser, if applicable, shall be borne equally by the Company and the Investor.

3. INTENTIONALLY OMITTED.

4. REGISTRATION OF STOCK. The Company agrees as follows:

a. REQUIRED REGISTRATION. Notwithstanding anything to the contrary contained herein or in any other agreement to which the Company is bound, on or prior to December 1, 2002, the Company shall use its best efforts to have registered for resale under the Securities Act the 800,000 shares of common stock issuable upon exercise of this Warrant (subject to adjustment as described herein), which shares (i) will remain unissued until the earlier of Investor's exercise in full of this Warrant or the expiration of the exercise period therefor and (ii) upon issuance to Investor in accordance with this Warrant, may be sold by Investor free and clear of any sale restrictions. If the Company shall fail to comply with any portion of the preceding sentence, the Company shall deliver 800,000 shares of unregistered common stock upon exercise of this Warrant ("Unregistered Shares"), which shares may be sold pursuant to and subject to the requirements of Rule 144 under the Securities Act. Subject to Section 4(b) below, the Company's delivery of Unregistered Shares shall be Investor's sole remedy for any failure by the Company to register shares pursuant to this Section 4. The Company shall not be obligated to file and cause to become effective more than one registration statement. Such registration shall be at Company's expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for Company, and fees and expenses incident to compliance with state securities law, but shall not include fees and disbursements of counsel for Investor).

b. DEMAND REGISTRATION. If, at any time the Company shall deliver to Investor Unregistered Shares, Investor shall have the right to request registration of such Unregistered Shares. Upon receipt of a written request for registration, the Company at its expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for Company, and fees and expenses incident to compliance with state securities law, but shall not include fees and disbursements of counsel for Investor), shall: (i) use its best efforts to effect the registration, qualification or compliance of the Unregistered Shares under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States; (ii) furnish Investor such number of copies of the prospectus contained in the registration statement filed under the Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Unregistered Shares; and (iii) notify Investor at any time when a prospectus relating to the Unregistered Shares covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of Investor prepare and furnish to Investor any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of the stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

c. INDEMNIFICATION. In the event that Common Stock purchased pursuant to this Warrant is included in a registration statement under this Section 4, the Company will indemnify and hold harmless Investor and each other person, if any, who controls Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Investor or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement pursuant to which the Common Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by Company to file any amendment or supplement thereto that was required to be filed under the Securities Act, and will reimburse Investor and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company through an instrument duly executed by or on behalf of Investor specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement.

It shall be a condition precedent to the obligation of Company to take any action pursuant to this Section that Company shall have received an undertaking satisfactory to it from Investor to indemnify and hold harmless Company (in the same manner and to the same extent as set forth in this Section), each director of Company, each officer who shall sign such registration statement, and any persons who control Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, preliminary prospectus, or any final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to Company through an instrument duly executed by the indemnifying party specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement.

Promptly following receipt by an indemnified party of notice of the commencement of any action involving a claim referred to above in this Section 4(c), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such indemnified party consents to the indemnifying party's election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof.

d. BINDING PROVISIONS. The provisions of this Section 4 shall be binding on the successors of Company and in the event of a merger or consolidation in which the Company is not the survivor, the Company shall assign and transfer, and successor shall assume, the provisions of this Section 4.

5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

6. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided, further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

7. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. However, nothing in this Section 7 shall limit the right of the holder to be provided notices required under this Warrant.

8. EXCHANGE AND REGISTRY OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11. ADJUSTMENT TO PURCHASE PRICE AND SHARES.

a. MERGER, SALE OF ASSETS, ETC. If at any time the Company proposes to consolidate with, merge with, sell or convey all or substantially all of its assets to any other corporation, or effect some other form of reorganization (a "Merger Event"), then the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if the holder of this Warrant had exercised this Warrant immediately prior to the Merger Event.

b. RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, or issue any stock dividends or dividends payable other than a cash dividend, this Warrant shall thereafter be adjusted to acquire such number and kind of securities as would have been issuable as the result of such change or dividend with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, or dividend, reclassification or other change. If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Purchase Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

c. CASH DISTRIBUTIONS. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the Purchase Price under this Warrant.

d. ADJUSTMENTS IN PURCHASE PRICE. Whenever the number of shares of Common Stock issuable upon the exercise of this Warrant is adjusted, as provided in Sections 11(a) or 11(b), the Purchase Price shall be adjusted (to the nearest cent) by multiplying such Purchase Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately after such adjustment.

e. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

f. NOTICE OF ADJUSTMENT. When any adjustment will be required to be made in the number or kind of shares purchasable upon exercise of this Warrant or to the Purchase Price hereunder, the Company shall promptly notify the holder (after any decision by the Company to merge, sell or convey substantially all of its assets, subdivide, combine or reclassify its Common Stock, or engage in any other activity contemplated by this Section 11) of such decision and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

12. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder of this Warrant as follows:

a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

b. As of June 1, 2002, the Company has issued and outstanding 58,991,365 shares of Common Stock, and the shares subject to this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;

c. The rights, preferences, privileges and restrictions granted to or imposed upon the shares subject to this Warrant and the holders thereof are as set forth in the Company's Certificate of Incorporation, as amended to the date of this Warrant;

d. The execution and delivery of this Warrant are not, and the issuance of the shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation as amended to the date of this Warrant, or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any material provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

e. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

13.  COMPLIANCE  WITH  SECURITIES  ACT;  DISPOSITION OF WARRANT OR  UNREGISTERED
SHARES.

a. COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and any Unregistered Shares issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Unregistered Shares except under circumstances which will not result in a violation of the Securities Act, or any applicable state securities laws. Upon exercise of this Warrant and delivery of any Unregistered Shares, the holder hereof shall confirm in writing that the Unregistered Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Unregistered Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

    "THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION TO SUCH ACT."

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

                           (1)  The  holder is  aware of the  Company's business
affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

                           (2)  The holder understands that this Warrant has not
been registered under
the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

                           (3)  The holder further understands that this Warrant
must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

b. DISPOSITION OF WARRANT OR SHARES. With respect to any offer, sale or other disposition of this Warrant or any Unregistered Shares acquired pursuant to the exercise of this Warrant, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together in the case of Investor, with an officer's certificate, or in the case of transferees of Investor with a written opinion of such transferee's counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any applicable federal or state securities law then in effect) of this Warrant or the Unregistered Shares and indicating whether or not under the Securities Act certificates for this Warrant or the Unregistered Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory officer's certificate or opinion (as applicable) or other evidence, if so requested, the Company, as promptly as practicable but no later than three (3) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Unregistered Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 13(b) that the officer's certificate or opinion of counsel for the holder (as applicable) or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Unregistered Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Unregistered Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid officer's certificate or opinion of counsel for the holder (as applicable), such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

14. MISCELLANEOUS.

a. ISSUE DATE. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall inure to the benefit of, and be binding upon, the Company and the Investor and their respective successors and assigns. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

b. RESTRICTION. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

c. WAIVERS AND AMENDMENTS. This Warrant may only be amended or any provision waived with the written consent of the Investor and the Company.

d. NOTICE. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at 5875 Arnold Road, Dublin, California 94568, attn: Steve Majerus, Senior Vice President of Capital Markets, with a copy to Edward A. Giedgowd, General Counsel at the same address.

e. ATTORNEY'S FEES. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorney's fees, costs and disbursements in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, E-LOAN, Inc. has caused this Warrant to be executed by its Chief Financial Officer thereunto duly authorized.

Dated: June 14, 2002


                                          E-LOAN, INC.

                                          By:      /s/ MATTHEW ROBERTS
                                             -----------------------------------
                                             Name:  Matthew Roberts
                                             Title: Chief Financial Officer

                                 ASSIGNMENT FORM

                    (To assign the foregoing Warrant execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


--------------------------------------------------------------------------------
                                 (Please Print)


whose address is
                 ---------------------------------------------------------------
                                 (Please Print)

--------------------------------------------------------------------------------

                                          Dated:
                                                --------------------------------

                                          Investor's Signature:
                                                                ----------------

                                          Investor's Address:
                                                              ------------------


                                          --------------------------------------




Signature Guaranteed:
                     -----------------------------------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                               NOTICE OF EXERCISE

To: E-LOAN, INC.

(1) The undersigned hereby elects to purchase ________ shares of Common Stock of E-LOAN, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                     (Name)

                                    (Address)

                                        (Date) (Signature)